UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

____November 26, 2018___

Date of Report (Date of earliest event reported)

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52825	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

1350 Independence St., Suite 300, Lakewood, CO 80215
(Address of principal executive offices)
(303) 736-2442 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2018, STWC Holdings, Inc., a Colorado corporation dba Strainwise ("STWC" and the "Company") and co-defendants Shawn Philips and Erin Phillips entered into a Confidential Settlement Agreement and release of Claims (the "Settlement Agreement") with Headgate II, LLC, William A. Shopneck, and Christopher Shopneck (collectively, "Headgate). Pursuant to the Settlement Agreement, the settling defendants collectively agreed to pay Headgate a total of $85,000, to be paid in monthly installments beginning on November 15, 2018 and ending July 15, 2019, and execute a Confession of Judgment to be held by Headgate guaranteeing the defendants' settlement obligations for the same. In consideration for the foregoing, Headgate agreed to dismiss its lawsuit against the Company filed in the District Court of the City and County of Denver (the "Court"), Case No. 2018CV30778 (the "Lawsuit") and to release, waive, and forever discharge the Company from any and all claims and actions that could have been brought in the Lawsuit. The Company also agreed to release, waive, and forever discharge the Headgate from any and all claims and actions.

Item 8.01 Other Events

On November 26, 2018 the Company and Headgate filed a Stipulation of Dismissal with Prejudice (the "Dismissal") with the Court. Pursuant to the Dismissal, each party formally dismissed all claims it had against the other party and the trial between Headgate and the Company was vacated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1 99.2	Settlement Agreement with Headgate Stipulation of Dismissal with Prejudice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: December 11, 2018	By:	/s/ Erin Phillips________ Erin Phillips, CEO

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